Exhibit 10.3

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT, dated as of November 12, 2021 (this “Administration Agreement”), by and between Pacific Gas and Electric Company, a California corporation (“PG&E”), as administrator (in such capacity, the “Administrator”), and PG&E Recovery Funding LLC, a Delaware limited liability company (the “Issuer”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in Appendix A attached to the Indenture (as defined below).

RECITALS

WHEREAS, the Issuer is issuing Recovery Bonds pursuant to that certain Indenture, dated as of the date hereof (including Appendix A thereto, the “Indenture”), by and between the Issuer and The Bank of New York Mellon Trust Company, N.A., a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time, and the Series Supplement;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Recovery Bonds, including (i) the Indenture, (ii) the Recovery Property Servicing Agreement, dated as of November 12, 2021 (the “Servicing Agreement”), by and between the Issuer and PG&E, as Servicer, (iii) the Recovery Property Purchase and Sale Agreement, dated as of November 12, 2021 (the “Sale Agreement”), by and between the Issuer and PG&E, as Seller and (iv) the other Basic Documents to which the Issuer is a party, relating to the Recovery Bonds (the Indenture, the Servicing Agreement, the Sale Agreement and the other Basic Documents to which the Issuer is a party, as such agreements may be amended and supplemented from time to time, collectively, the “Related Agreements”);

WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with the Related Agreements, the Recovery Bonds and the Recovery Bond Collateral pledged to the Indenture Trustee pursuant to the Indenture;

WHEREAS, the Issuer has no employees, other than its officers and managers, and does not intend to hire any employees, and consequently desires to have the Administrator perform certain of the duties of the Issuer referred to in the preceding clauses and to provide such additional services consistent with the terms of this Administration Agreement and the Related Agreements as the Issuer may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services and the facilities required thereby and is willing to perform such services and provide such facilities for the Issuer on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Duties of the Administrator – Management Services. The Administrator hereby agrees to provide the following corporate management services to the Issuer and to cause third parties to provide professional services required for or contemplated by such services in accordance with the provisions of this Administration Agreement:

(a) furnish the Issuer with ordinary clerical, bookkeeping and other corporate administrative services necessary and appropriate for the Issuer, including, without limitation, the following services:

(i) maintain at the Premises (as defined below) general accounting records of the Issuer (the “Account Records”), subject to year-end audit, in accordance with generally accepted accounting principles, separate and apart from its own accounting records, prepare or cause to be prepared such quarterly and annual financial statements as may be necessary or appropriate and arrange for year-end audits of the Issuer’s financial statements by the Issuer’s independent accountants;

(ii) prepare and, after execution by the Issuer, file with the Securities and Exchange Commission (the “Commission”) and any applicable state agencies documents required to be filed by the Issuer with the Commission and any applicable state agencies, including, without limitation, periodic reports required to be filed under the Securities Exchange Act of 1934, as amended;

(iii) prepare for execution by the Issuer and cause to be filed such income, franchise or other tax returns of the Issuer as shall be required to be filed by applicable law (the “Tax Returns”) and cause to be paid on behalf of the Issuer from the Issuer’s funds any taxes required to be paid by the Issuer under applicable law;

(iv) prepare or cause to be prepared for execution by the Issuer’s Managers minutes of the meetings of the Issuer’s Managers and such other documents deemed appropriate by the Issuer to maintain the separate limited liability company existence and good standing of the Issuer (the “Company Minutes”) or otherwise required under the Related Agreements (together with the Account Records, the Tax Returns, the Company Minutes, the LLC Agreement, and the Certificate of Formation, the “Issuer Documents”); and any other documents deliverable by the Issuer thereunder or in connection therewith; and

(v) hold, maintain and preserve at the Premises (or such other place as shall be required by any of the Related Agreements) executed copies (to the extent applicable) of the Issuer Documents and other documents executed by the Issuer thereunder or in connection therewith;

(b) take such actions on behalf of the Issuer, as are necessary or desirable for the Issuer to keep in full effect its existence, rights and franchises as a limited liability company under the laws of the state of Delaware and obtain and preserve its qualification to do business in each jurisdiction in which it becomes necessary to be so qualified;

(c) take such actions on the behalf of the Issuer as are necessary for the issuance and delivery of the Recovery Bonds;

(d) provide for the performance by the Issuer of its obligations under each of the Related Agreements, and prepare, or cause to be prepared, all documents, reports, filings, instruments, notices, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements;

(e) to the full extent allowable under applicable law, enforce each of the rights of the Issuer under the Related Agreements, at the direction of the Indenture Trustee (acting at the direction of Holders of a majority of the Outstanding Amount of the Recovery Bonds);

(f) provide for the defense, at the direction of the Issuer’s Managers, of any action, suit or proceeding brought against the Issuer or affecting the Issuer or any of its assets;

(g) provide office space (the “Premises”) for the Issuer and such reasonable ancillary services as are necessary to carry out the obligations of the Administrator hereunder, including telecopying, duplicating and word processing services;

(h) undertake such other administrative services as may be appropriate, necessary or requested by the Issuer; and

(i) provide such other services as are incidental to the foregoing or as the Issuer and the Administrator may agree.

In providing the services under this Section 1 and as otherwise provided under this Administration Agreement, the Administrator will not knowingly take any actions on behalf of the Issuer which (i) the Issuer is prohibited from taking under the Related Agreements, or (ii) would cause the Issuer to be in violation of any federal, state or local law or the LLC Agreement.

In performing its duties hereunder, the Administrator shall use the same degree of care and diligence that the Administrator exercises with respect to performing such duties for its own account and, if applicable, for others.

SECTION 2. Compensation. As compensation for the performance of the Administrator’s obligations under this Administration Agreement (including the compensation of Persons serving as Manager(s), other than the Independent Manager(s), and officers of the Issuer, but, for the avoidance of doubt, excluding the performance by PG&E of its obligations in its capacity as Servicer), the Administrator shall be entitled to $75,000 annually (the “Administration Fee”), payable by the Issuer in installments of $37,500 on each Payment Date, provided that the first payment may be adjusted for a longer or shorter first Payment Period. In addition, the Administrator shall be entitled to be reimbursed by the Issuer for all costs and expenses of services performed by unaffiliated third parties and actually incurred by the

Administrator in connection with the performance of its obligations under this Administration Agreement in accordance with Section 3 (but, for the avoidance of doubt, excluding any such costs and expenses incurred by PG&E in its capacity as Servicer), to the extent that such costs and expenses are supported by invoices or other customary documentation and are reasonably allocated to the Issuer (“Reimbursable Expenses”).

SECTION 3. Third Party Services. Any services required for or contemplated by the performance of the above-referenced services by the Administrator to be provided by unaffiliated third parties (including independent auditors’ fees and counsel fees) may, if provided for or otherwise contemplated by the Financing Order and if the Issuer deems it necessary or desirable, be arranged by the Issuer or by the Administrator at the direction (which may be general or specific) of the Issuer. Costs and expenses associated with the contracting for such third-party professional services may be paid directly by the Issuer or paid by the Administrator and reimbursed by the Issuer in accordance with Section 2, or otherwise as the Administrator and the Issuer may mutually arrange.

SECTION 4. Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Recovery Bond Collateral as the Issuer shall reasonably request.

SECTION 5. Independence of the Administrator. For all purposes of this Administration Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority, and shall not hold itself out as having the authority, to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.

SECTION 6. No Joint Venture. Nothing contained in this Administration Agreement (a) shall constitute the Administrator and the Issuer as partners or co-members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them or (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

SECTION 7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or any of its members, managers, officers, employees, subsidiaries or affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

SECTION 8. Term of Agreement; Resignation and Removal of Administrator.

(a) This Administration Agreement shall continue in force until the payment in full of the Recovery Bonds and any other amount which may become due and payable under the Indenture, upon which event this Administration Agreement shall automatically terminate.

(b) The Administrator may resign on not less than 30 days’ written notice to the Issuer. The Administrator may be removed by written notice from the Issuer to the Administrator. Such resignation or removal shall not take effect until a successor has been appointed by the Issuer and has accepted the duties of Administrator.

(c) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

SECTION 9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Administration Agreement pursuant to Section 8(b), the resignation of the Administrator or the removal of the Administrator pursuant to Section 8, the Administrator shall be entitled to be paid a pro-rated portion of the annual fee described in Section 2 hereof through the date of termination and all Reimbursable Expenses incurred by it through the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Recovery Bond Collateral then in the custody of the Administrator. In the event of the resignation of the Administrator or the removal of the Administrator pursuant to Section 8, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

SECTION 10. Administrator’s Liability. The Administrator shall render the services called for hereunder in good faith, taking into consideration the best interests of the Company. In no event shall the Administrator ever be liable to the Company under this Agreement or in connection with services provided hereunder for any punitive, incidental, consequential, or indirect damages in tort, contract, or otherwise.

SECTION 11. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	if to the Issuer, to:

PG&E Recovery Funding LLC

c/o Pacific Gas and Electric Company

77 Beale Street

P.O. Box 770000

San Francisco, California 94177

Attention: Brian M. Wong

Telephone: (415) 973-1000

(b)	if to the Administrator, to:

Pacific Gas and Electric Company

77 Beale Street, P.O. Box 770000

San Francisco, California 94177

Attention: Brian M. Wong

Telephone: (415) 973-1000

(c)	if to the Indenture Trustee, to the Corporate Trust Office;

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

SECTION 12. Amendments. (a) This Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator with ten Business Days’ prior written notice given to the Rating Agencies, (i) to cure any ambiguity, to correct or supplement any provisions in this Administration Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Administration Agreement or of modifying in any manner the rights of the Holders; provided, however, that the Issuer and the Indenture Trustee shall receive an Officer’s Certificate stating that the execution of such amendment shall not adversely affect in any material respect the interests of any Holder and that all conditions precedent have been satisfied or (ii) to conform the provisions hereof to the description of this Administration Agreement in the Prospectus.

(b) In addition, this Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator with the prior written consent of the Indenture Trustee, the satisfaction of the Rating Agency Condition; provided that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of the Holders of a majority of the outstanding principal amount of the Recovery Bonds. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

SECTION 13. Successors and Assigns. This Administration Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Indenture Trustee and subject to the satisfaction of the Rating Agency Condition in connection therewith. Any assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator without the consent of the Issuer or the Indenture Trustee and without satisfaction of the Rating Agency Condition to a corporation or other organization that is a successor (by merger, reorganization, consolidation or purchase of assets) to the Administrator, including without limitation any Permitted Successor; provided that such successor or organization executes and delivers to the Issuer an Agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Administration Agreement shall bind any successors or assigns of the parties hereto. Upon satisfaction of all of the conditions of this Section 13, the preceding Administrator shall automatically and without further notice be released from all of its obligations hereunder.

SECTION 14. Governing Law. This Administration Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 15. Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Administration Agreement.

SECTION 16. Counterparts. This Administration Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same Administration Agreement. The words “execution,” “signed,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 17. Severability. Any provision of this Administration Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 18. Nonpetition Covenant. Notwithstanding any prior termination of this Administration Agreement, the Administrator covenants that it shall not, prior to the date which is one year and one day after payment in full of the Recovery Bonds, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 19. Assignment to Indenture Trustee. The Administrator hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties. For the avoidance of doubt, the Indenture Trustee is a third-party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

PACIFIC GAS AND ELECTRIC COMPANY, a California corporation

By:
Name:
Title:

PG&E RECOVERY FUNDING LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page to

Administration Agreement